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                                                                    Exhibit 10.8

                               AMENDMENT AGREEMENT


This Amendment Agreement (this "AGREEMENT") is entered into on the 26th day of March 2002 between

(1) UNITED PAN-EUROPE COMMUNICATIONS N.V., a public limited liability company organised and existing under the laws of The Netherlands ("UPC"); and

(2)   UPC POLSKA, INC., a Delaware corporation ("POLSKA").



WHEREAS

A. The parties hereto are each party to a Subordinated Master (Loan) Agreement dated 24 August 2001 (the "LOAN AGREEMENT").

B. The parties hereto wish to amend certain terms of the Loan Agreement pursuant to Section 4.2 thereof.



NOW IT IS HEREBY AGREED

1.    AMENDMENTS

      1.1 Section 4.9(a) of the Loan Agreement is hereby amended by (i) deleting the last sentence thereof and (ii) replacing such deleted sentence with the following:

                  "For the purposes of this Section 4.9, the terms "COMMON STOCK" and "SECURITIES" shall have the meanings ascribed to them in (i) that certain Indenture dated July 14th, 1998 between @Entertainment, Inc. (as Polska was formerly known) and Bankers Trust Company as trustee for the $252,000,000 aggregate principal amount at maturity 14 1/2% Senior Discount Notes due 2008 and for the 14 1/2% Series B Senior Discount Notes due 2008, (ii) that certain Indenture dated January 20th, 1999 between @Entertainment, Inc. and Bankers Trust Company as trustee for the $36,001,321 aggregate principal amount at maturity 7% Series C Senior Discount Notes due 2008 and (ii) that certain Indenture dated January 27th, 1999 between @Entertainment, Inc. and Bankers Trust Company as trustee for the $256,800,000 aggregate

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                  principal amount at maturity 14 1/2% Senior Discount Notes due
                  2009 and the 14 1/2% Exchange Senior Discount Notes due 2009".


      1.2 The parties hereto hereby agree and acknowledge that it was their mutual intention to include the language set forth in Section 1.1 above in Section 4.9(a) of the Loan Agreement at the date of execution thereof and the omitted language had been an oversight.

 2.   SEVERABILITY

      If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

 3.   INTERPRETATION

      Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless otherwise specified herein, each provision of this Agreement shall be effective from the date hereof. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

 4.   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

 5.   FURTHER ASSURANCES; NO CONFLICTS

      Each party hereto, to the fullest extent permitted by applicable law, shall take all actions and execute and deliver all documents as reasonably necessary to fulfil and accomplish the purposes and transactions contemplated by this Agreement.

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 6.   AMENDMENT

      This Agreement may not be amended or modified except by an instrument in writing signed by all of the parties hereto affected thereby. Except as provided in this Agreement, the terms of the Loan Agreement shall remain in full force and effect.

 7.   GOVERNING LAW

      This Agreement shall be governed by, and construed in accordance with, the laws of The Netherlands. Any and all disputes related to this Agreement and/or any agreements arising out of this Agreement shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam, The Netherlands.

 8.   COUNTERPARTS

      This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto cause this Agreement to be duly executed


UNITED PAN-EUROPE COMMUNICATIONS N.V.


By:   /s/ ANTON A.M. TUIJTEN                By /s/ EUGENE MUSSELMAN
      ----------------------                   ---------------------------
Name:    Anton A.M. Tuijten                 Name: Eugene Musselman
Title:   Authorised Rep                     Title: Authorised Rep
Date:    March 26, 2002                     Date: March 26, 2002


UPC POLSKA, INC.


By:    /s/ ANTON A.M. TUIJTEN               By /s/ EUGENE MUSSELMAN
    ----------------------------              ----------------------------
Name:    Anton A.M. Tuijten                 Name: Eugene Musselman
Title:   Authorised Rep                     Title: Authorised Rep
Date:    March 26, 2002                     Date:


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